UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 24, 2008 (Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 24, 2008, Corning Natural Gas Corporation (the “Company”) filed a rate case with the New York Public Service Commission requesting the approval of a rate increase of approximately 7% in 2009. As an alternative to the rate case increase, the Company offered to recover the cost of incremental investment via a surcharge.

The Company intends to use the proposed rate increase to continue its improvement program which includes the replacement of miles of gas pipeline. The Company is also pursuing additional connections to local gas producers and storage in an effort to reduce the cost of gas to customers.

The Company issued a press release regarding the rate case on September 24, 2008. The press release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated September 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

/s/ Firouzeh Sarhangi
Dated: October 3, 2008	By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 24, 2008